                                                                    EXHIBIT 10.0


                          AMENDMENT TO LEASE AGREEMENT
                          ----------------------------

         This AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made the 1st day of June, 2005, by and between RKW HOLDINGS, LTD., a Florida limited partnership, whose address is 301 Central Park Drive, Sanford, Florida 32771 ("Landlord"),and TNR TECHNICAL, INC., a New York corporation, whose address is 301 Central Park Drive, Sanford, Florida 32771 ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated January 17, 1996 by which Tenant leases from Landlord a certain parcel of land (the "Land") and all improvements thereon (the "Building")(the Building and the Land are hereinafter referred to as the "Premises") located at 301 Central Park Drive, Sanford, Seminole County, Florida 32771.

         WHEREAS, Landlord and Tenant now desire to amend and modify the Lease Agreement in certain respects.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Lease Agreement as amended and modified hereby, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is hereby mutually agreed as follows:

         1. The term of the Lease Agreement, as defined in Paragraph 7 of the Lease Agreement is extended for a period of five (5) years from the date of the expiration of the Lease Agreement (May 31, 2006).

         2. Tenant's base minimum rent ("Base Rent") shall increase by four percent (4%) above the Base Rent payable during the last year of the current Lease Agreement commencing on June 1, 2006 and by four percent (4%) on June 1 of each year thereafter in accordance with the following schedule of Base Rent payable during each year of the Amendment:

                                                                                           Sum of
                         Annual Base Rent          Monthly Base Rent                     Base Rent and
Year                    (without sales tax)       (without sales tax)      Sales Tax       Sales Tax
----                    -------------------       -------------------      ---------     -------------
6/1/06 - 5/31/07            $ 96,481                   $8,040.07            $562.80       $ 8,602.87

6/1/07 - 5/31/08            $100,340                   $8,361.67            $585.32       $ 8,946.99

6/1/08 - 5/31/09            $104,354                   $8,696.14            $608.73       $ 9,304.87

6/1/09 - 5/31/10            $108,528                   $9,043.98            $633.08       $ 9,677.06

6/1/10 - 5/31/11            $112,869                   $9,405.74            $658.40       $10,064.14

         3. Notices given to Landlord shall be addressed to Landlord at 301 Central Park Drive, Sanford, Florida 32771 with a copy addressed to Landlord's attorney, David N. Glassman, Esquire, David N. Glassman, P.A., 218 Annie Street, Orlando, Florida 32806.

         4. Except as modified in Paragraphs 1 through 3 of this Amendment, all other terms, covenants and conditions of the Lease Agreement shall remain in full force and effect, including, but not limited to, Tenant's obligation to pay taxes, to pay the costs and expenses of maintenance repairs, and alterations to the Premises, to pay any all expenses referred to as additional rent in the Lease Agreement, to pay any and all expenses whatsoever attributable to the Premises, including without limitation, insurance, taxes, maintenance, lawn care, garbage disposal, and utilities, and to pay all costs and expenses of complying with applicable federal, state and local environmental laws, rules, and regulations and laws governing the handling and disposal of waste. Notwithstanding the Base Rent Schedule set forth above, Tenant shall be obligated to pay any and all additional sales taxes levied by any governmental entity above and beyond the sales taxes set forth in the above Base Rent Schedule during the term of the Amendment. The partial enumeration of Tenant's obligations under the Lease Agreement in this Paragraph 4 of the Amendment is for illustrative purposes only and is not intended to in any way modify, revise, abridge, or alter the terms of the Lease Agreement or the parties' obligations set forth therein.

         IN WITNESS WHEREOF, Tenant and Landlord have caused this Amendment to be duly executed on the date first set forth above.

Witnesses:                             "LANDLORD"

/s/ Jerri Steinbach                    RKW HOLDINGS, LTD., a Florida limited
------------------------------         partnership
Print Name: Jerri Steinbach


/s/ Jill Russell                       By: RKW of Central Florida Corporation, a
------------------------------         Florida corporation, its general partner
Print Name: Jill Russell

                                       By: /s/ Wayne Thaw
                                           -------------------------------------
                                           Wayne Thaw, President


                                       "TENANT"

/s/ Anne S. Provost                    TNR TECHNICAL, INC.,
------------------------------         a New York Corporation
Print Name: Anne Provost


/s/ Patrick Hoscoe                     By: /s/ Patrick Hoscoe
------------------------------             -------------------------------------
Print Name: Patrick Hoscoe                 Patrick Hoscoe, Vice President